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                                                                    EXHIBIT 10.7

                    THIRD AMENDMENT TO EMPLOYMENT AGREEMENT
                    ---------------------------------------


     This is the Third Amendment to the Employment Agreement made effective as of May 31, 1991 ("Agreement") between CALMAT CO., a Delaware corporation (hereinafter called "Company"), and PAUL STANFORD (hereinafter called "Executive").

     Section 3.2:  Participation in Other Company Benefits, shall be amended to
                   ---------------------------------------
read in full as follows:

               "In addition to the benefits provided in this Agreement, the Executive shall, throughout the term hereof (prior to death) be entitled to and shall receive all other benefits generally available to other executives of the Company, including (without limitation) benefits under the Company's medical, health, disability, death benefit, profit sharing and bonus and other incentive compensation plans (other than stock option plans). The Executive shall be entitled to receive benefits which are at least as great in scope and amount as those received by any other employee of the Company except the Chairman of the Board and Chief Executive Officer of the Company and the President and Chief Operating Officer of the Company. The Executive shall also be entitled to benefits under the Company's Supplemental Executive Retirement Plan ("SERP"), whether or not the SERP is available to other executives. If the Executive's employment is terminated pursuant to Section 1.2(b), Section 1.3, or Section 1.5:
          (i) the amount the Executive otherwise would have received as bonus payments for the period after the termination shall be determined assuming that he would be entitled to an annual bonus or bonuses at an annual rate at least equal to the average of his annual bonuses for the preceding two years and that he would be entitled to receive a pro-rata portion of such amount for any period shorter than a full calendar year; (ii) the amount of the profit sharing plan contributions otherwise made on behalf of the Executive shall be determined assuming that the level of Company contributions to the plan would equal the average of such levels for the preceding two years; (iii) the payment for the value of welfare benefits shall be based on the current cost of such coverage to the Company and shall take into account the Executive's entitlement to participate in the Company's welfare benefit plans for retirees (if he would have qualified for such participation assuming he had an additional three years of service); and (iv) the amount to which the Executive would otherwise be entitled under the SERP shall be determined (A) based on his age at the date he would otherwise have terminated employment,
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          (B) taking into account the years of vesting service and the salary and bonuses he would have earned through such date based on his salary rate in effect at his actual termination date and assuming that he would be entitled to bonuses as provided in (i) above, increased using the 6.5% compensation scale assumption adopted by the SERP for funding the SERP trusts, (C) deeming the amount of the Executive's Employer Contribution Benefit (as defined in the SERP) to include the amount in
          (ii) above, (D) assuming payments of SERP benefits would not have commenced prior to the date the Executive would otherwise have terminated employment, and (E) permitting the Executive to elect to receive (without a penalty) a lump sum payment upon his termination of employment which is the Actuarial Equivalent (as defined in the SERP) of the lump sum payment which would have been payable to Executive (if he made a timely election to receive a lump sum payment) on the date he would have otherwise terminated employment."

          All other terms and conditions of the Agreement are ratified and confirmed.

          EXECUTED by the parties this 6th day of June, 1996.
                                       ---        ----

                                    CALMAT CO.
                                    a Delaware corporation



                                    By:  /s/ A. Frederick Gerstell
                                       --------------------------------------
                                         Chairman of the Board, President,
                                         Chief Executive Officer and Chief
                                         Operating Officer



     /s/ Paul Stanford              By:  /s/ Christine McVeigh
- - --------------------------------        -------------------------------------
     Paul Stanford                            Assistant Secretary

     "Executive"                              "Company"


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